Exhibit 3(b)

SIBONEY CORPORATION

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1. The corporation shall maintain a principal office in the State of Maryland.

Section 2. The corporation may have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1. All meetings of stockholders shall be held at the office of the corporation in St. Louis, State of Missouri, or at such other place as may be fixed from time to time by the board of directors.

Section 2. An annual meeting of stockholders shall be held on the third Thursday of April in each year at 11:00 a.m., or at such other date and time as may be fixed from time to time by the board of directors, at which stockholders shall elect a board of directors and may transact any business within the powers of the corporation. Any business of the corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute or these by-laws to be stated in the notice.

Section 3. The president or a vice-president or the treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations, for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders and, within 20 days after the meeting, placed on file at the corporation’s principal office.

Section 4. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the board of directors, or by the chairman of the board, or by the president.

Section 5. Special meetings of stockholders shall be called by the board of directors or by the chairman of the board, the president or the secretary upon the written request of the holders of shares entitled to not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the corporation of such costs, the secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months unless requested by the holders of shares entitled to cast the majority of votes entitled to be cast at such meeting.

Section 6. Not less than ten nor more than ninety days before the date of every stockholders’ meeting, the secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by the statute to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post-office address as it appears on the records of the corporation, with postage thereon prepaid.

Section 7. No business shall be transacted at a special meeting of stockholders except that specifically designated in the notice.

Section 8. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under the statute or under the charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the statute or by the charter.

Section 10. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders; but no share shall be entitled to vote if any installment payable thereon is overdue and unpaid. A stockholder may vote the share owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of the stockholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

Section 11.   Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the board of directors, or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one-hundred twentieth (120th) day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of mailing of the notice for such annual meeting or the tenth (10th) day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of such person, (B) the class and number of shares of capital stock of the corporation that are beneficially owned by such person, and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner and (y) the class and number of shares of stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding anything in this Section to the contrary, in the event that an increase or decrease in the maximum or minimum number of directors is made in accordance with these by-laws and there is no public announcement of such action at least one-hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

Section 12. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the board of directors, or (iii) provided that the board of directors has determined that directors shall be elected at such special meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Article II, Section 11, shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

Section 13. Only such persons who are nominated in accordance with the procedures set forth in Sections 11 and 12 of this Article II and Article III, shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Article II. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Article II and, if any proposed nomination or business is not in compliance with Article II, to declare that such defective nomination or proposal be disregarded. For purposes of Article II, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones New Service, Associated Press or comparable news service or (ii) in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing provisions of Section 11 and 12 of Article II, a stockholder shall also comply with all applicable requirements of state law and of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article II. Nothing in this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals, nor the right of the corporation to omit a proposal from, in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended.

ARTICLE III

DIRECTORS

Section 1. The number of directors of the corporation shall be nine. By vote of a majority of the entire board of directors, the number of directors fixed by the charter or by these by-laws may be increased or decreased from time to time to not exceeding eleven nor less than three, but the tenure of the office of a director shall not be affected by any decrease in the number of directors so made by the board. Until the first annual meeting of stockholders or until successors are duly elected and qualify, the board shall consist of the persons named as such in the charter. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be stockholders in the corporation.

Section 2. Meetings of the board of directors, regular or special, may be held at any place in or out of the State of Maryland as the board may from time to time determine.

Section 3. Any vacancy occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of directors. A director elected by the board of directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

Section 4. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the charter or by these by-laws conferred upon or reserved to the stockholders.

Section 5. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired term of removed directors.

MEETING OF THE BOARD OF DIRECTORS

Section 6.  A regular meeting of the board of directors shall be held without other notice than this Section immediately after, and at the same place as, the annual meeting of stockholders.

Section 7. Additional regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be designated by the board of directors.

Section 8. Special meetings of the board of directors may be called at any time by the board of directors or the executive committee, if one be constituted, by vote at a meeting, or by the chairman of the board or by the president or by a majority of the directors or a majority of the members of the executive committee in writing with or without a meeting. Special meetings may be held at such place or places within or without Maryland as may be designated from time to time by the board of directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.

Section 9. Notice of the place and time of every special meeting of the board of directors shall be served on each director or sent to him by telegraph or by mail, or by leaving the same at his residence or usual place of business at least two days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post-office address as it appears on the records of the corporation, with postage thereon prepaid.

Section 10. At all meetings of the board, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by the statute, the charter or these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

COMMITTEES

Section 12. The board of directors may appoint from among its members an executive committee and other committees composed of two or more directors, and may delegate to such committees, in the intervals between meetings of the board of directors, any and all of the powers of the board of directors in the management of the business and affairs of the corporation, except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders’ approval. The committees shall keep minutes of their proceedings and shall report the same to the board of directors at the meeting next succeeding.

COMPENSATION OF DIRECTORS

Section 13. Directors other than those serving as salaried employees of or paid consultants to the corporation or any of its subsidiaries shall receive such compensation as set by resolution of the board of directors for serving as a director of the corporation or as a member of any committee of the board of directors. Directors who are serving as salaried employees of or paid consultants to the corporation or any of its subsidiaries shall not receive any stated salary or fee for their services as a director, except by special resolution of the board of directors. All directors shall be entitled to reimbursement for expenses incurred in connection with attendance at any regular or special meeting of the board of directors or of any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

ARTICLE IV

WAIVER OF NOTICE

Section 1. Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee is required to be given under the provisions of the statute or under the provisions of the charter or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be elected by the board of directors and shall be a chairman of the board, a president, a vice-president, a secretary, and a treasurer. The board of directors may also elect additional vice-presidents, and one or more assistant secretaries and one or more assistant treasurers. Any two or more officers, except those of president and vice-president, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the charter or these by-laws to be executed, acknowledged or verified by two or more officers.

Section 2. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the board. The board of directors may from time to time authorize any committee or any officer to appoint subordinate officers and prescribe the duties thereof.

Section 3. The salaries of all officers and agents of the corporation shall be fixed from time to time by the board of directors. It may authorize any committee, or any officer on whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 4. The officers of the corporation shall serve for one year and until their successors are elected and qualified. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If any office becomes vacant for any reason, the vacancy shall be filled by the board of directors.

CHAIRMAN OF THE BOARD

Section 5. The chairman of the board, who shall be chosen by the board of directors from among the directors, shall preside at all meetings of the board of directors and act as chairman at and call to order all meetings of the stockholders. He shall have such other powers and shall perform such other duties as may be prescribed by the board of directors.

THE PRESIDENT

Section 6. The president shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect. He shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation, subject, however, to control and instructions of the board of directors. He shall submit to the board and to the stockholders at their respective annual meetings a complete report of the operations and affairs of the corporation for the preceding fiscal year. He shall execute in the corporate name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the board of directors to some other office or agent of the corporation.

VICE PRESIDENTS

Section 7. Each vice president shall have such powers and perform such duties as the board of directors may from time to time prescribe, or as the chairman of the board or the president may from time to time delegate to him.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 8. The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chairman of the board, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary. The assistant secretary shall assist the secretary in his duties and, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors or the chairman of the board shall prescribe.

THE TREASURER AND ASSISTANT TREASURER

Section 9. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 10. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 11. If required by the board of directors, he shall give the corporation a bond in such sum with such surety and sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 12. The assistant treasurers shall assist the treasurer in his duties and, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors or the president shall prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him in the corporation. Each certificate shall be signed by the president or a vice-president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. All certificates representing stock which is restricted or limited as to its transferability or voting powers or which is preferred or limited as to its dividends, or as to its share of the assets upon liquidation, or is redeemable, shall have a statement of such restriction, limitation, preference or redemption provision or a summary thereof plainly stated on the certificate. A summary of such information included in a registration statement permitted to become effective under the Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for the purposes thereof. No certificate shall be issued for any share of stock until such share is fully paid.

TRANSFERS OF STOCK

Section 2. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, together with stock transfer stamps as required by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

LOST CERTIFICATE

Section 4. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

ARTICLE VII

GENERAL PROVISIONS

CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

Section 1. Except as otherwise provided by the Corporation law of the state of Maryland, as amended, the board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding twenty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding twenty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding ninety days, and in case of a meeting of stockholders not less than ten days, preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

DIVIDENDS

Section 2. Dividends upon the capital stock of the corporation, subject to the provisions of the charter, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the statute and of the charter.

Section 3. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 4. All checks, drafts, and orders for the payment of money, notes and other evidences or indebtedness, issued in the name of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

FISCAL YEAR

Section 5. The fiscal year shall be fixed by resolution of the board of directors.

SEAL

Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Maryland.” The board of directors may authorize one or more duplicate seals and provide for the custody thereof.

STOCK LEDGER

Section 7. The corporation shall maintain at its principal office an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder.

INDEMNITY

Section 8. The corporation shall indemnify to the full extent authorized by law any person who is or was a director or officer of the corporation, and any person who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, by reason of the fact that such person was, is or is threatened to be made a party to a proceeding by reason of service in such capacity. For purposes of this by-law, the term “party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding; the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. The rights conferred on any person by this article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, any provision of the charter, any provision of these by-laws, any agreement or otherwise.

ARTICLE VIII

AMENDMENTS

Section 1. The board of directors shall have the power, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any by-laws of the corporation and to make new by-laws, except that the board of directors shall not alter or repeal any by-laws made by the stockholders.

Section 2. The stockholders shall have the power, at any annual meeting or at any special meeting, if notice thereof be included in the notice of such special meeting, to alter or repeal any by-laws of the corporation and to make new by-laws.